Contact:
Sara Buda
Lionbridge Technologies
(781) 434-6190
sara_buda@lionbridge.com

LIONBRIDGE ANNOUNCES MASTER SERVICES AGREEMENT WITH MICROSOFT AS PREMIER PROVIDER FOR GLOBAL
OUTSOURCING SERVICES

Lionbridge’s Advanced, Web-Based Language Technology and Global Execution Model Drive Added Value
for Microsoft

WALTHAM, Mass. – March 10, 2006 – Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced a three-year master services agreement with Microsoft. The contract expands the long-standing relationship between the two companies and extends Lionbridge’s role as a premier provider of localization, testing, eLearning, and application development services for prominent Microsoft products. Lionbridge management estimates that the contract renewal should continue to generate strong revenue for the Company over the term of the agreement, based on Lionbridge’s continued excellence in value and delivery.

“This contract with one of the world’s largest and most prominent technology organizations demonstrates the value of our global scale and technology-based delivery model for customers worldwide. I am particularly delighted with the opportunity to deploy our industry-defining Logoport™ translation memory technology in connection with the services we provide Microsoft,” said Rory Cowan, CEO, Lionbridge. “We look forward to enhancing this long-standing, successful relationship with Microsoft and to helping them accelerate the delivery of innovative solutions to millions of customers around the world.”

Lionbridge localizes a broad range of Microsoft products and content in as many as 60 languages. Lionbridge is a Microsoft Premier Vendor under the Microsoft Vendor Program (MSVP). Premier status is given to suppliers who meet certain criteria in specific categories set by Microsoft. The program’s goal is to identify qualified and competitive suppliers who can handle the majority of Microsoft’s global outsourced services.

Lionbridge delivers comprehensive, cost-efficient global outsourcing services including localization, development and testing. Lionbridge localization services enable organizations to release products and content in all markets globally. By using Lionbridge services, companies ensure that their products and content meet the linguistic, technical and cultural requirements of customers, partners and employees worldwide. The Company’s multi-disciplined delivery teams throughout the US, Europe and Asia have industry knowledge, worldwide scale, advanced language technology and cost-effective offshore development and testing resources to deliver reliable products and content on a global basis.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a leading provider of globalization and testing services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations in all industries rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains 50 solution centers in 25 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Lionbridge and the Lionbridge logo are trademarks or registered trademarks of Lionbridge Technologies, Inc. in the US and throughout the world. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains express or implied forward-looking statements, including statements relating to anticipated revenue during the term of the master services agreement (the “MSA”) with Microsoft. Lionbridge’s actual experiences and revenue from such contract may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference the termination of the MSA or any statement of work prior to the end of their term; the size, timing and recognition of revenue under the MSA; the timing and frequency of the customer’s product releases and production schedules; customer delays or postponements of services; failure by Lionbridge to keep pace with the rapidly changing requirements of this customer; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2005 and its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 23, 2005 (File No. 333-129933).